Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cybermesh International Corp. a Nevada corporation (the "Company") on Form 10-K for the year ended May 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Locksley Samuels, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Locksley Samuels
Locksley Samuels
President, Chief Executive Officer, Chief
Financial Officer, Secretary, Treasurer and
Director
Date: September 13, 2010